Exhibit 10.2

AMENDMENT NO. 3 TO

ARENA PHARMACEUTICALS, INC.

AMENDED AND RESTATED SEVERANCE BENEFIT PLAN

The Arena Pharmaceuticals, Inc., Amended and Restated Severance Benefit Plan, dated May 9, 2016, as amended (the “Plan”), is hereby further amended as of March 20, 2017, by this Amendment No. 3 as follows:

Preston Klassen is hereby added to Exhibit A of the Plan, with a Severance Period of 18 months.

To record the adoption of this Amendment No. 3, Arena Pharmaceuticals, Inc. has caused its duly authorized officer to execute the same this 20th day of March 2017.

Arena Pharmaceuticals, Inc.

/s/ Amit Munshi
Amit Munshi
President and Chief Executive Officer